Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-11598 and 333-72320) pertaining to the 1990 Share Option Scheme, the 1997 Share Option Scheme, as amended, the 1998 Directors and Consultants Option Scheme, as amended, the Exceptis Technologies Limited Share Option Scheme, the 1999 Employee Share Purchase Plan, as amended and the 1999 U.S. Employee Share Purchase Plan, as amended, of Trintech Group PLC (the “Company”) and the Registration Statement (Form F-3 No. 333-116087) pertaining to the disposition of 300,000 outstanding ordinary shares, represented by 150,000 American Depositary Shares, of the Company, of our report dated April 26, 2006, with respect to the consolidated financial statements and schedule of Trintech Group PLC included in the Annual Report (Form 20-F) for the year ended January 31, 2006.

/s/ Ernst & Young

Dublin, Ireland

May 12, 2006